As filed with the Securities and Exchange Commission on February 10, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	74-0487776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130
(Address of Principal Executive Offices)	(Zip Code)

Tidewater Inc. 2009 Stock Incentive Plan

(Full title of the plan)

Bruce D. Lundstrom

Executive Vice President, Secretary, and General Counsel

Tidewater Inc.

601 Poydras Street

Suite 1900

New Orleans, Louisiana 70130

(504) 568-1010

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Margaret F. Murphy

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (par value $0.10 per share)	1,982,500 shares	$44.09(2)	$87,408,425(2)	$6,233.00

(1) Upon a stock split, stock dividend, or similar transaction in the future during the effectiveness of this Registration Statement and involving our Common Stock, the number of shares registered shall be automatically increased to cover the additional securities in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of our Common Stock on the New York Stock Exchange on February 8, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the applicable prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by Tidewater Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a) The Company’s latest Annual Report on Form 10-K filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”);

(b) All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a); and

(c) The description of the Company’s Common Stock included in Amendment No. 1 to the Company’s Registration Statement on Form 8-A/A filed with the Commission on October 19, 1998 under the Exchange Act relating to the Company’s Common Stock.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As a corporation incorporated under Delaware law, the Company’s indemnification of its directors and officers is governed by the Delaware General Corporation Law (the “DGCL”). The Company’s Restated Certificate of Incorporation and By-laws provide indemnification to its directors and officers to the extent permitted by the DGCL, as discussed in greater detail below. In addition, the Company has entered into indemnification agreements with each member of its Board of Directors, each executive officer and its principal accounting officer. The Company maintains an insurance policy designed to reimburse the Company for any payments arising from such indemnification.

Section 102(b)(7) of the DGCL allows a corporation to eliminate the personal liability of a director to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Company’s Restated Certificate of Incorporation contains such a provision.

In addition, Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Article VIII of the Company’s By-laws provides that the Company shall indemnify any directors, directors emeriti, officers, and employees who were or are parties to or threatened to be made parties to any threatened, pending or completed action, suit or proceeding for liabilities and expenses incurred by reason of their actions in such capacities on behalf of the Company, provided that the party seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such party shall have been adjudged to be liable to the corporation unless and only to the extent that an appropriate court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such party is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. The Company’s By-laws also state, among other things, that it is the policy of the Company to indemnify directors, directors emeriti, officers, and employees of the Company to the fullest extent permitted by law.

The Company has entered into an indemnification agreement with each member of its Board of Directors, each executive officer and its principal accounting officer, which, subject to certain procedures and conditions, provides that the Company will indemnify the individual, to the fullest extent permitted by Delaware law, against certain amounts actually and reasonably incurred if, by reason of his or her status as a director or officer of the Company, he or she was or is a party or is threatened to be made a party to certain legal proceedings, or if she or he is a witness or required to give evidence in certain proceedings.

The foregoing is only a general summary of certain aspects of (1) Delaware law, (2) the Company’s Restated Certificate of Incorporation, (3) the Company’s Amended & Restated By-laws, and (4) the Company’s indemnity contract with each member of its Board of Directors, each executive officer and its principal accounting officer, as each addresses the indemnification of directors and officers. This general summary does not purport to be complete and is qualified in its entirety by reference to the relevant provisions of each item referenced, the last three of which are on file with the Commission.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

5	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

15	Deloitte & Touche LLP Awareness Letter

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5).

24	Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of our officers and directors (included in the signature pages of this Registration Statement).

99	Tidewater Inc. 2009 Stock Incentive Plan (incorporated by reference from Form 8-K filed on July 10, 2009).

Item 9.	Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on February 10, 2010.

TIDEWATER INC.

By:	/S/ BRUCE D. LUNDSTROM
Bruce D. Lundstrom Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Bruce D. Lundstrom or Quinn P. Fanning, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting until such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 9, 2009.

Signature	Title

/S/ DEAN E. TAYLOR Dean E. Taylor	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/S/ QUINN P. FANNING Quinn P. Fanning	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ CRAIG J. DEMAREST Craig J. Demarest	Vice President, Principal Accounting Officer and Controller (Principal Accounting Officer)

/S/ M. JAY ALLISON M. Jay Allison	Director

S-1

/S/ JAMES C. DAY James C. Day	Director

/S/ RICHARD T. DU MOULIN Richard T. du Moulin	Director

/S/ J. WAYNE LEONARD J. Wayne Leonard	Director

/S/ JON C. MADONNA Jon C. Madonna	Director

/S/ JOSEPH H. NETHERLAND Joseph H. Netherland	Director

/S/ RICHARD A. PATTAROZZI Richard A. Pattarozzi	Director

/S/ NICHOLAS J. SUTTON Nicholas J. Sutton	Director

/S/ CINDY B. TAYLOR Cindy B. Taylor	Director

/S/ JACK E. THOMPSON Jack E. Thompson	Director

S-2

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

5	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

15	Deloitte & Touche LLP Awareness Letter

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5).

24	Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of our officers and directors (included in the signature pages of this Registration Statement).

99	Tidewater Inc. 2009 Stock Incentive Plan (incorporated by reference from Form 8-K filed on July 10, 2009).